T. ROWE PRICE INTERNATIONAL STOCK FUND
ANNUAL MEETING
RESULTS
The T. Rowe Price International Stock Fund held
an annual meeting on October 25, 2000, to
approve a new investment management agreement,
to elect directors, and to ratify the
appointment
of PricewaterhouseCoopers LLP as the fund's
independent accountants.
The results of voting were as follows (by
number of shares):
For approval of a new investment management
agreement:
Donald W. Dick, Jr.
Affirmative:
363,949,949.916

Withhold:
4,506,364.139
Affirmative:
357,937,938.582

Against:
3,563,466.364
Total:
368,456,314.055
Abstain:
6,954,909.109
Paul M. Wythes
Total:
368,456,314.055
Affirmative:
363,572,130.451
Withhold:
4,884,183.604
For nominees to the Board of Directors of the
International Stock Fund:
Total:
368,456,314.055
M. David Testa
Affirmative:
364,023,550.570
To ratify the appointment of
PricewaterhouseCoopers LLP as
independent accountants:
Withhold:
4,432,763.485

Total:
368,456,314.055

Affirmative:
362,018,182.143
Martin G. Wade
Against:
2,540,030.013
Affirmative:
363,949,245.659
Abstain:
3,898,101.899
Withhold:
4,507,068.396

Total:
368,456,314.055
Total:
368,456,314.055
Anthony W. Deering
Affirmative:
363,841,286.724
Withhold:
4,615,027.331
Total:
368,456,314.055